                                                                      EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ___________________

                                    FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              ___________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)  __

                              ___________________

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

                                   58-0466330
                      (I.R.S. employer identification no.)

     25 PARK PLACE, N.E.
     ATLANTA, GEORGIA                                             30303
     (Address of principal executive offices)                   (Zip Code)

                              ___________________

                                 DAVID M. KAYE
                             SUNTRUST BANK, ATLANTA
                            58 EDGEWOOD AVENUE, N.E.
                                   ROOM 400A
                            ATLANTA, GEORGIA  30303
                                 (404) 588-8060
           (Name, address and telephone number of agent for service)

                      PEDIATRIC SERVICES OF AMERICA, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             58-1873345
(State or other jurisdiction of                              (IRS employer
incorporation or organization)                             identification no.)

310 TECHNOLOGY PARKWAY
NORCROSS, GEORGIA                                                 30092
(Address of principal executive offices)                       (Zip Code)

                               _________________

                     10% SENIOR SUBORDINATED NOTES DUE 2008
                      (TITLE OF THE INDENTURE SECURITIES)

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1.  General information.

     (a) Name and address of each examining or supervising authority to which it is subject.

          DEPARTMENT OF BANKING AND FINANCE
          STATE OF GEORGIA
          ATLANTA, GEORGIA

          FEDERAL RESERVE BANK OF ATLANTA
          104 MARIETTA STREET, N.W.
          ATLANTA, GEORGIA

          FEDERAL DEPOSIT INSURANCE CORPORATION
          WASHINGTON, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          YES.

2.  Affiliations with obligor.

    NONE.

3.  Voting Securities of the Trustee.

    NOT APPLICABLE.

4.  Trusteeships under Other Indentures.

    NOT APPLICABLE.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

    NOT APPLICABLE.

6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.

    NOT APPLICABLE.

7.  Voting Securities of the Trustee Owned by Underwriters or their Officials.

    NOT APPLICABLE.
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8.  Securities of the Obligor Owned or Held by the Trustee.

    NOT APPLICABLE.

9.  Securities of Underwriters Owned or Held by the Trustee.

    NOT APPLICABLE.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

    NOT APPLICABLE.

11. Ownership or Holdings by the Trustee of any Securities or a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

    NOT APPLICABLE.

12. Indebtedness of the Obligor to the Trustee.

    NOT APPLICABLE.

13. Defaults by the Obligor.

    (a) Whether there is or has been a default with respect to the securities under this indenture.

    THERE IS NOT AND HAS NOT BEEN ANY SUCH DEFAULT.

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    THERE HAS NOT BEEN ANY SUCH DEFAULT.

14. Affiliations with the Underwriters.

    NOT APPLICABLE.

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15. Foreign Trustee.

    NOT APPLICABLE.

16. List of Exhibits.

    The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------

1 A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

2 A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3 A copy of the authorization of the Trustee to exercise trust powers. (Included in Exhibit 1.)

4 By-laws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

5  Not applicable.

6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1998.

8  Not applicable.

9  Not applicable.

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                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 5th day of May, 1998.

                                       SUNTRUST BANK, ATLANTA


                                       By: /s/ David M. Kaye
                                           ------------------------------------
                                           GROUP VICE PRESIDENT

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                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Pediatric Services of America, Inc. 10% Senior Subordinated Notes due 2008 to be issued under the Indenture, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       SUNTRUST BANK, ATLANTA


                                       By: /s/ David M. Kaye
                                           ------------------------------------
                                           GROUP VICE PRESIDENT
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                               EXHIBIT 7 FORM T-1

                           LATEST REPORT OF CONDITION
                                       OF
                             SUNTRUST BANK, ATLANTA
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

SUNTRUST BANK ATLANTA                   Call Date:   3/31/98                   State #:   130330      FFIEC 031
P.O. BOX 4418 CENTER 632                Vendor ID:   D                           Cert #:   00867         RC-1
ATLANTA, GA 30302                       Transit #:   6100010-4
                                                                                                ----------
                                                                                                |   11   |
                                                                                                ----------
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED,
REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET
---------------------------

ASSETS                                                                                      DOLLAR AMOUNTS IN THOUSANDS
1.  Cash and balances due from depositary institutions (from Schedule RC-A):                      RCFD
                                                                                                  ----
    a.  Noninterest-bearing balances and currency and coins(1) ................................   0081      867,073  1.a
    b.  Interest-bearing balances(2) ..........................................................   0071        4,574  1.b
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A) ............................   1754            0  2.a
    b.  Available-for-sale securities (from Schedule RC-B column D) ...........................   1773    3,322,133  2.b
3.  Federal funds sold and securities purchased under agreements to resell ....................   1350      796,683  3.
4.  Loans and lease financing receivables:                                 RCFD
                                                                           ----
    a.  Loans and losses, net of unearned income (from Schedule RC-C) .... 2122    11,210,585                        4.a
    b.  LESS: Allowances for loan and lease losses ....................... 3123       134,515                        4.b
    c.  LESS: Allocated transfer risk reserve ............................ 3128             0                        4.c
                                                                                                  RCFD
                                                                                                  ----
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (Item 4.a minus 4.b and 4.c) ...................................   2125   11,076,070  4.d
5.  Trading assets (from Schedule RC-D) .......................................................   3545       16,724  5.
6.  Premises and fixed assets (including capitalized leases) ..................................   2145      101,431  6.
7.  Other real estate owned (from Schedule RC-M) ..............................................   2150        1,387  7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ..   2130       12,664  8.
9.  Customers' liability to this bank on acceptance outstanding ...............................   2155      350,591  9.
10. Intangible assets (from Schedule RC-M) ....................................................   2143       16,265  10.
11. Other assets (from Schedule RC-F) .........................................................   2180      149,944  11.
12. Total assets (sum of items 1 through 11) ..................................................   2170   16,715,539  12.
-----------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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
SUNTRUST BANK ATLANTA                       CALL DATE:  03/31/98                         STATE #: 130330   FFIEC 031
P.O. BOX 4418 CENTER 632                    VENDOR ID:  D                                CERT #: 00867      RC-1
ATLANTA, GA 30302                           TRANSIT #:  6100010-4
                                                                                                                   -----------------
                                                                                                                   |      12       |
                                                                                                                   -----------------
Schedule RC -- Balance Sheet
LIABILITIES                                                                                       Dollar Amounts in Thousands
                                                                                                     RCFD
13. Deposits:                                                                                        ----
    a.  In domestic offices (sum of totals of columns A and C from Schedule   RCON                   2200   7,190,048     13.a
        RC-E, part I)......................................................   ----
        (1) Noninterest-bearing(1).........................................   6631    2,439,599                           13.a.1
        (2) Interest-bearing...............................................   6636    4,750,449                           13.a.2
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                          RCON
        Schedule RC-E, part II)............................................   RCFN                   2200     855,056     13.b
                                                                              ----
        (1) Noninterest-bearing............................................   6631           0                            13.b.1
        (2) Interest-bearing...............................................   6636     855,056       RCFD                 13.b.2
                                                                                                     ----
14. Federal funds purchased and securities sold under agreements to repurchase................       2800   3,858,832     14
                                                                                                     RCON
                                                                                                     ----
15. a.  Demand notes issued to the U.S. Treasury..............................................       2840           0     15.a
                                                                                                     RCFD
                                                                                                     ----
    b.  Trading liabilities (from Schedule RC-D)..............................................       3548           3     15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.  With a remaining maturity of one year or less.........................................       2332     564,410     16.a
    b.  With a remaining maturity of more than one year through three years...................       A547       2,530     16.b
    c.  With a remaining maturity of more than three years....................................       A546           0     16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding..................................       2920     350,591     18
19. Subordinated notes and debentures(2)......................................................       3200     250,000     19
20. Other liabilities (from Schedule RC-G)....................................................       2930   1,232,470     20
21. Total liabilities (sum of items 13 through 20)............................................       2948  14,303,940     21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................................       3638           0     23
24. Common stock..............................................................................       3230      21,601     24
25. Surplus (exclude all surplus related to preferred stock)..................................       3839     573,406     25
26. a. Undivided profits and capital reserves.................................................       3632     611,847     26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities.................       8434   1,204,745     26.b
27. Cumulative foreign currency translation adjustments.......................................       3284           0     27
28. Total equity capital (sum of items 23 through 27).........................................       3210   2,411,599     28
29. Total liabilities and equity capital (sum of items 21 and 28).............................       3300  16,715,539     29
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the       RCFD    Number
    most comprehensive level of auditing work performed for the bank by independent external         ----    ------
    auditors as of any date during 1997.......................................................       6724       2         M.1

1=  Independent audit of the bank conducted in accordance          3=  Directors' examination of the bank conducted in accordance
    with generally accepted auditing standards by a certified          with generally accepted auditing standards by a certified
    public accounting firm which submits a report on the bank          public accounting firm (may be required by state chartering
2=  Independent audit of the bank's parent holding company             authority)
    conducted in accordance with generally accepted auditing       4=  Directors' examination of the bank performed by other
    standards by a certified public accounting firm which              external auditors (may be required by state chartering
    submits a report on the consolidated holding company (but          authority)
    not on the bank separately)                                    5=  Review of the bank's financial statements by external
                                                                       auditors

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

6=  Compilation of the bank's financial statements by external       7=  Other audit procedures (excluding preparation work)
    auditors                                                         8=  No external audit work

----------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.